Exhibit 99.1

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,420	$22,327
Receivables, net of allowance for doubtful accounts of $9,542 and $8,984 in 2016 and 2015, respectively	181,080	174,398
Prepaid expenses	71,119	44,437
Deferred income tax assets	1,128	1,352
Other current assets	45,510	39,218

Total current assets	327,257	281,732

Property, plant and equipment	3,225,645	3,139,239
Less accumulated depreciation and amortization	(2,058,597)	(2,044,102)

Net property, plant and equipment	1,167,048	1,095,137

Goodwill	1,705,301	1,546,594
Intangible assets	656,155	402,886
Other assets	38,751	37,395

Total assets	$3,894,512	$3,363,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$18,912	$17,452
Current maturities of long-term debt, net of deferred financing costs of $5,293 and $4,823 in 2016 and 2015, respectively	17,856	16,509
Accrued expenses	90,262	115,208
Deferred income	89,979	87,661

Total current liabilities	217,009	236,830

Long-term debt, net of deferred financing costs of $27,233 and $23,211 in 2016 and 2015, respectively	2,420,294	1,874,941
Deferred income tax liabilities	1,466	2,052
Asset retirement obligation	210,260	206,234
Other liabilities	24,500	22,628

Total liabilities	2,873,529	2,342,685

Stockholders’ equity:
Series AA preferred stock, par value $.001, $63.80 cumulative dividends, authorized 5,720 shares; 5,720 shares issued and outstanding at 2016 and 2015	—	—
Class A common stock, par value $.001, 362,500,000 shares authorized, 82,648,355 and 82,188,372 shares issued at 2016 and 2015, respectively; 82,432,267 and 82,083,536 issued and outstanding at 2016 and 2015, respectively	83	82
Class B common stock, par value $.001, 37,500,000 shares authorized, 14,610,365 shares issued and outstanding at 2016 and 2015	15	15
Additional paid-in capital	1,690,208	1,664,038
Accumulated comprehensive income (loss)	290	(1,178)
Accumulated deficit	(657,310)	(635,799)
Cost of shares held in treasury, 216,088 and 104,836 shares at 2016 and 2015, respectively	(12,303)	(6,099)

Stockholders’ equity	1,020,983	1,021,059

Total liabilities and stockholders’ equity	$3,894,512	$3,363,744

See accompanying notes to condensed consolidated financial statements.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Condensed Consolidated Statements of Income and Comprehensive Income

(Unaudited)

(In thousands, except share and per share data)

	Three months ended March 31,
	2016	2015
Statements of Income
Net revenues	$338,533	$302,477

Operating expenses (income)
Direct advertising expenses (exclusive of depreciation and amortization)	128,725	113,232
General and administrative expenses (exclusive of depreciation and amortization)	66,790	59,206
Corporate expenses (exclusive of depreciation and amortization)	16,026	15,391
Depreciation and amortization	51,489	49,230
Gain on disposition of assets	(11,327)	(1,836)

	251,703	235,223

Operating income	86,830	67,254
Other expense (income)
Loss on extinguishment of debt	3,142	—
Interest income	(1)	(2)
Interest expense	30,068	24,532

	33,209	24,530

Income before income tax expense	53,621	42,724
Income tax expense	2,307	2,008

Net income	51,314	40,716
Preferred stock dividends	91	91

Net income applicable to common stock	$51,223	$40,625

Earnings per share:
Basic and diluted earnings per share	$0.53	$0.42

Cash dividends declared per share of common stock	$0.75	$0.68

Weighted average common shares used in computing earnings per share:
Weighted average common shares outstanding basic	96,793,244	95,704,850
Weighted average common shares outstanding diluted	97,378,135	95,742,148
Statements of Comprehensive Income
Net income	$51,314	$40,716
Other comprehensive income (loss)
Foreign currency translation adjustments	1,468	(1,610)

Comprehensive income	$52,782	$39,106

See accompanying notes to condensed consolidated financial statements.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$51,314	$40,716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,489	49,230
Stock-based compensation	3,199	3,901
Amortization included in interest expense	1,382	1,158
Gain on disposition of assets and investment	(11,327)	(1,836)
Loss on extinguishment of debt	3,142	—
Deferred tax benefit	(182)	(1,187)
Provision for doubtful accounts	1,709	1,672
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(8,410)	(1,438)
Prepaid expenses	(22,936)	(22,926)
Other assets	(3,572)	(8,787)
Increase (decrease) in:
Trade accounts payable	720	1,714
Accrued expenses	(14,211)	(10,099)
Other liabilities	(780)	2,613

Net cash provided by operating activities	51,537	54,731

Cash flows from investing activities:
Acquisitions	(502,138)	(19,647)
Capital expenditures	(20,619)	(29,041)
Proceeds from disposition of assets and investments	5,196	4,414
Decrease in notes receivable	8	4

Net cash used in investing activities	(517,553)	(44,270)

Cash flows from financing activities:
Cash used for purchase of treasury stock	(6,204)	(6,099)
Net proceeds from issuance of common stock	7,909	15,529
Principal payments on long term debt	(3,755)	(3,755)
Payment on revolving credit facility	(125,000)	(35,000)
Proceeds received from revolving credit facility	280,000	92,000
Proceeds received from note offering	400,000	—
Proceeds received from senior credit facility term A-1 loan	300,000	—
Payment on senior credit facility term A-1 loan	(300,000)	—
Debt issuance costs	(9,017)	—
Distributions to non-controlling interest	(105)	(180)
Dividends/distributions	(72,825)	(65,314)

Net cash provided by (used in) financing activities	471,003	(2,819)

Effect of exchange rate changes in cash and cash equivalents	1,106	(1,131)

Net increase in cash and cash equivalents	6,093	6,511
Cash and cash equivalents at beginning of period	22,327	26,035

Cash and cash equivalents at end of period	$28,420	$32,546

Supplemental disclosures of cash flow information:
Cash paid for interest	$31,893	$30,869

Cash paid for foreign, state and federal income taxes	$4,079	$587

See accompanying notes to condensed consolidated financial statements.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(In thousands, except share and per share data)

1. Significant Accounting Policies

The information included in the foregoing interim condensed consolidated financial statements is unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. These interim condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and the notes thereto included in the 2015 Combined Form 10-K. Subsequent events, if any, are evaluated through the date on which the financial statements are issued.

2. Acquisitions

During the three months ended March 31, 2016, the Company completed several acquisitions of outdoor advertising assets for a total purchase price of $511,138, of which $502,138 was in cash and $9,000 in non-cash consideration consisting principally of exchanges of outdoor advertising assets. The purchases included the acquisition of assets in five U.S. markets from Clear Channel Outdoor Holdings, Inc. for an aggregate cash purchase price of approximately $458,500. As a result of the acquisitions, a gain of $8,599 was recorded for transactions which involved the exchanges of outdoor advertising assets during the three months ended March 31, 2016.

Each of these acquisitions was accounted for under the acquisition method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on preliminary fair market value estimates at the dates of acquisition. The following is a summary of the allocation of the acquisition costs in the above transactions.

Total
Property, plant and equipment	$78,571
Goodwill	158,545
Site locations	234,584
Non-competition agreements	20
Customer lists and contracts	39,294
Current assets	4,646
Current liabilities	(4,522)

$511,138

The following unaudited pro forma financial information for the Company gives effect to the 2016 and 2015 acquisitions as if they had occurred on January 1, 2015. These pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on such date or to project the Company’s results of operations for any future period.

	Three months ended March 31,
	2016	2015
	(unaudited)
Net revenues	$340,216	$331,302
Net income applicable to common stock	$51,849	$40,956
Net income per common share — basic	$0.54	$0.43
Net income per common share — diluted	$0.54	$0.43

3. Stock-Based Compensation

Equity Incentive Plan. Lamar Advertising’s 1996 Equity Incentive Plan, as amended (the “Incentive Plan”) has reserved 15.5 million shares of Class A common stock for issuance to directors and employees, including shares underlying granted options and common stock reserved for issuance under its performance-based incentive program. Options granted under the plan expire ten years from the grant date with vesting terms ranging from three to five years and include 1) options that vest in one-fifth increments beginning on the grant date and continuing on each of the first four anniversaries of the grant date and 2) options that cliff-vest on the fifth anniversary of the grant date. All grants are made at fair market value based on the closing price of our Class A common stock as reported on the NASDAQ Global Select Market on the date of grant.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(In thousands, except share and per share data)

We use a Black-Scholes-Merton option pricing model to estimate the fair value of share-based awards. The Black-Scholes-Merton option pricing model incorporates various and highly subjective assumptions, including expected term and expected volatility. The Company granted options for an aggregate of 9,000 shares of its Class A common stock during the three months ended March 31, 2016. At March 31, 2016, a total of 2,278,515 shares were available for future grants.

Stock Purchase Plan. Lamar Advertising’s 2009 Employee Stock Purchase Plan or 2009 ESPP was approved by our shareholders on May 28, 2009. The number of shares of Class A common stock available under the 2009 ESPP was automatically increased by 82,084 shares on January 1, 2016 pursuant to the automatic increase provisions of the 2009 ESPP.

The following is a summary of 2009 ESPP share activity for the period ended March 31, 2016:

Shares
Available for future purchases, January 1, 2016	279,589
Additional shares reserved under 2009 ESPP	82,084
Purchases	(33,923)

Available for future purchases, March 31, 2016	327,750

Performance-based compensation. Unrestricted shares of our Class A common stock may be awarded to key officers, employees and directors under our 1996 Equity Incentive Plan. The number of shares to be issued, if any, will be dependent on the level of achievement of performance measures for key officers and employees, as determined by the Company’s Compensation Committee based on our 2016 results. Any shares issued based on the achievement of performance goals will be issued in the first quarter of 2017. The shares subject to these awards can range from a minimum of 0% to a maximum of 100% of the target number of shares depending on the level at which the goals are attained. For the three months ended March 31, 2016, the Company has recorded $670 as stock-based compensation expense related to performance based awards. In addition, each non-employee director automatically receives upon election or re-election a restricted stock award of our Class A common stock. The awards vest 50% on grant date and 50% on the last day of each director’s one-year term. The Company recorded $32 as stock-based compensation expense related to these non-employee director awards for the three months ended March 31, 2016.

4. Depreciation and Amortization

The Company includes all categories of depreciation and amortization on a separate line in its Statements of Income and Comprehensive Income. The amounts of depreciation and amortization expense excluded from the following operating expenses in its Statements of Income and Comprehensive Income are:

	Three months ended March 31,
	2016	2015
Direct advertising expenses	$47,798	$45,085
General and administrative expenses	881	723
Corporate expenses	2,810	3,422

	$51,489	$49,230

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(In thousands, except share and per share data)

5. Goodwill and Other Intangible Assets

The following is a summary of intangible assets at March 31, 2016 and December 31, 2015:

	Estimated Life (Years)	March 31, 2016		December 31, 2015
		Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable Intangible Assets:
Customer lists and contracts	7 – 10	$553,263	$480,418	$513,832	$477,006
Non-competition agreements	3 – 15	64,538	63,521	64,514	63,453
Site locations	15	1,851,909	1,270,085	1,616,345	1,251,825
Other	5 – 15	14,008	13,539	14,008	13,529

		$2,483,718	$1,827,563	$2,208,699	$1,805,813
Unamortizable Intangible Assets:
Goodwill		$1,958,837	$253,536	$1,800,130	$253,536

6. Asset Retirement Obligations

The Company’s asset retirement obligations include the costs associated with the removal of its structures, resurfacing of the land and retirement cost, if applicable, related to the Company’s outdoor advertising portfolio. The following table reflects information related to our asset retirement obligations:

Balance at December 31, 2015	$206,234
Additions to asset retirement obligations	4,562
Accretion expense	1,069
Liabilities settled	(1,605)

Balance at March 31, 2016	$210,260

7. Distribution Restrictions

In the filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which was originally filed with the SEC on May 5, 2016, we improperly included disclosures under SEC Regulation S-X Rule 3-10, Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered. The Company’s wholly owned subsidiary, Lamar Media, is the registrar and issuer of all securities. The Company has no requirement for disclosure under Regulation S-X Rule 3-10 and thus such disclosure has been removed. This revision was determined to be immaterial to the financial statements previously presented.

Lamar Media’s ability to make distributions to Lamar Advertising is restricted under both the terms of the indentures relating to Lamar Media’s outstanding notes and by the terms of its senior credit facility. As of March 31, 2016 and December 31, 2015, Lamar Media was permitted under the terms of its outstanding senior subordinated and senior notes to make transfers to Lamar Advertising in the form of cash dividends, loans or advances in amounts up to $2,506,186 and $2,487,196, respectively.

As of March 31, 2016, transfers to Lamar Advertising are permitted under Lamar Media’s senior credit facility and as defined therein, unless, after giving effect to such distributions, (i) the total debt ratio is equal to or greater than 6.0 to 1 or (ii) the senior debt ratio is equal to or greater than 3.5 to 1. As of March 31, 2016, the total debt ratio was less than 6.0 to 1 and Lamar Media’s senior debt ratio was less than 3.5 to 1; therefore, dividends or distributions to Lamar Advertising were not subject to any additional restrictions under the senior credit facility. In addition, as of March 31, 2016 the senior credit facility allows Lamar Media to conduct its affairs in a manner that would allow Lamar Advertising to qualify and remain qualified for taxation as a REIT, including by allowing Lamar Media to make distributions to Lamar Advertising required for Lamar Advertising to qualify and remain qualified for taxation as a REIT, subject to certain restrictions.

8. Earnings Per Share

The calculation of basic earnings per share excludes any dilutive effect of stock options, while diluted earnings per share includes the dilutive effect of stock options. There were no anti-dilutive shares excluded from the calculation for the three months ended March 31, 2016 and 2015.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(In thousands, except share and per share data)

9. Long-term Debt

Long-term debt consists of the following at March 31, 2016 and December 31, 2015:

	March 31, 2016
	Debt	Deferred financing costs	Debt, net of deferred financing costs
Senior Credit Facility	$525,000	$6,485	$518,515
5 7/8% Senior Subordinated Notes	500,000	7,939	492,061
5% Senior Subordinated Notes	535,000	6,269	528,731
5 3/8% Senior Notes	510,000	6,148	503,852
5 3/4% Senior Notes	400,000	5,685	394,315
Other notes with various rates and terms	676	—	676

	2,470,676	32,526	2,438,150
Less current maturities	(23,149)	(5,293)	(17,856)

Long-term debt, excluding current maturities	$2,447,527	$27,233	$2,420,294

	December 31, 2015
	Debt	Deferred financing costs	Debt, net of deferred financing costs
Senior Credit Facility	$373,750	$7,058	$366,692
5 7/8% Senior Subordinated Notes	500,000	8,219	491,781
5% Senior Subordinated Notes	535,000	6,451	528,549
5 3/8% Senior Notes	510,000	6,306	503,694
Other notes with various rates and terms	734	—	734

	1,919,484	28,034	1,891,450
Less current maturities	(21,332)	(4,823)	(16,509)

Long-term debt, excluding current maturities	$1,898,152	$23,211	$1,874,941

During the period ended March 31, 2016, the Company adopted the FASB’s Accounting Standards Update No. 2015-03, Interest – Imputation of interest: Simplifying the Presentation of Debt Issuance Costs. The pronouncement requires the Company to present debt issuance costs related to a note as a direct deduction from the face amount of the note presented in the balance sheet. The Company has applied the new guidance on a retrospective basis. The effects of the adoption to the Company’s Condensed Consolidated Balance Sheet as of December 31, 2015 were a decrease in total assets, current maturities of long-term debt and long term debt of $28,034, $4,823 and $23,211, respectively.

5 7/8% Senior Subordinated Notes

On February 9, 2012, Lamar Media completed an institutional private placement of $500,000 aggregate principal amount of 5 7/8% Senior Subordinated Notes, due 2022 (the “5 7/8% Notes”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $489,000.

At any time prior to February 1, 2017, Lamar Media may redeem some or all of the 5 7/8% Notes at a price equal to 100% of the aggregate principal amount plus a make-whole premium. On or after February 1, 2017, Lamar Media may redeem the 5 7/8% Notes, in whole or in part, in cash at redemption prices specified in the 5 7/8% Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s 5 7/8% Notes at a price equal to 101% of the principal amount of the 5 7/8% Notes, plus accrued and unpaid interest, up to but not including the repurchase date.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(In thousands, except share and per share data)

5% Senior Subordinated Notes

On October 30, 2012, Lamar Media completed an institutional private placement of $535,000 aggregate principal amount of 5% Senior Subordinated Notes due 2023 (the “5% Notes”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $527,100.

At any time prior to May 1, 2018, Lamar Media may redeem some or all of the 5% Notes at a price equal to 100% of the aggregate principal amount plus a make-whole premium. On or after May 1, 2018, Lamar Media may redeem the 5% Notes, in whole or in part, in cash at redemption prices specified in the 5% Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s 5% Notes at a price equal to 101% of the principal amount of the 5% Notes, plus accrued and unpaid interest, up to but not including the repurchase date.

5 3/8% Senior Notes

On January 10, 2014, Lamar Media completed an institutional private placement of $510,000 aggregate principal amount of 5 3/8% Notes due 2024 (the “5 3/8% Notes”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $502,300.

Lamar Media may redeem up to 35% of the aggregate principal amount of the 5 3/8% Notes, at any time and from time to time, at a price equal to 105.375% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon, with the net cash proceeds of certain public equity offerings completed before January 15, 2017, provided that following the redemption, at least 65% of the 5 3/8% Notes that were originally issued remain outstanding and any such redemption occurs within 120 days following the closing of any such public offering. At any time prior to January 15, 2019, Lamar Media may redeem some or all of the 5 3/8% Notes at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest thereon plus a make-whole premium. On or after January 15, 2019, Lamar Media may redeem the 5 3/8% Notes, in whole or in part, in cash at redemption prices specified in the 5 3/8% Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s 5 3/8% Notes at a price equal to 101% of the principal amount of the 5 3/8% Notes, plus accrued and unpaid interest, up to but not including the repurchase date.

5 3/4% Senior Notes

On January 28, 2016, Lamar Media completed an institutional private placement of $400,000 aggregate principal amount of 5 3/4% Senior Notes (the “5 3/4% Notes”) due 2026. The institutional private placement resulted in net proceeds to Lamar Media of approximately $394,500.

Lamar Media may redeem up to 35% of the aggregate principal amount of the 5 3/4% Notes, at any time and from time to time, at a price equal to 105.750% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon, with the net cash proceeds of certain public equity offerings completed before February 1, 2019, provided that following the redemption, at least 65% of the 5 3/4% Notes that were originally issued remain outstanding and any such redemption occurs within 120 days following the closing of any such public equity offering. At any time prior to February 1, 2021, Lamar Media may redeem some or all of the 5 3/4% Notes at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest thereon plus a make-whole premium. On or after February 1, 2021, Lamar Media may redeem the 5 3/4% Notes, in whole or in part, in cash at redemption prices specified in the 5 3/4% Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s 5 3/4% Notes at a price equal to 101% of the principal amount of the 5 3/4% Notes, plus accrued and unpaid interest, up to but not including the repurchase date.

Senior Credit Facility

On January 7, 2016, Lamar Media entered into a new incremental Term A-1 loan of $300,000 to partially fund the purchase of certain Clear Channel Outdoor Holdings, Inc. assets. The Term A-1 loan was repaid in full on January 28, 2016 by using proceeds received from the issuance of the 5 3/4% Notes. For the period ended March 31, 2016, the Company incurred a loss of $3,142 related to the repayment of the Term A-1 loan.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(In thousands, except share and per share data)

On February 3, 2014, Lamar Media entered into a Second Restatement Agreement (the “Second Restatement Agreement”) with the Company, certain of Lamar Media’s subsidiaries as Guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent and the Lenders named therein, under which the parties agreed to amend and restate Lamar Media’s existing senior credit facility on the terms set forth in the Second Amended and Restated Credit Agreement attached as Exhibit A to the Second Restatement Agreement (such Second and Amended and Restated Credit Agreement, as subsequently amended, together with the Second Restatement Agreement being herein referred to as the “senior credit facility”). Under the Second Restatement Agreement, the senior credit facility consisted of a $400,000 revolving credit facility and a $500,000 incremental facility. Lamar Media is the borrower under the senior credit facility. We may also from time to time designate wholly owned subsidiaries as subsidiary borrowers under the incremental loan facility. Incremental loans may be in the form of additional term loan tranches or increases in the revolving credit facility. Our lenders have no obligation to make additional loans to us, or any designated subsidiary borrower, under the incremental facility, but may enter into such commitments in their sole discretion.

On April 18, 2014, Lamar Media entered into Amendment No. 1 to the Second Amended and Restated Credit Agreement (the “First Amendment”) under which the parties agreed to amend Lamar Media’s existing senior credit agreement on the terms set forth therein. The First Amendment created a new $300,000 Term A Loan facility (the “Term A Loans”) and made certain other amendments. Lamar Media borrowed $300,000 in Term A Loans on April 18, 2014. The net loan proceeds of this borrowing, together with borrowings under the revolving portion of the senior credit facility and cash on hand, were used to fund the redemption and retirement of all $400,000 in outstanding principal amount of Lamar Media’s 7 7/8% Notes due 2018 on April 21, 2014. On March 4, 2016, Lamar Media entered into Amendment No. 2 to the Second Amended and Restated Credit Agreement (the “Second Amendment”) under which the parties agreed to amend Lamar Media’s existing senior credit agreement on the terms set forth therein. Among certain other amendments, the Second Amendment eliminated the $500,000 cap on incremental loans with the result that Lamar Media may borrow incremental term and revolving loans without monetary limits, so long as Lamar Advertising’s Senior Debt Ratio does not exceed 3.5 to 1.0.

The Term A Loans began amortizing on June 30, 2014 in quarterly installments on each September 30, December 31, March 31, and June 30 thereafter, as follows:

Principal Payment Date	Principal Amount
June 30, 2016- March 31, 2017	$5,625
June 30, 2017-December 31, 2018	$11,250
Term A Loan Maturity Date	$168,750

The Term A Loans bear interest at rates based on the Adjusted LIBO Rate (“Eurodollar loans”) or the Adjusted Base Rate (“Base Rate loans”), at Lamar Media’s option. Eurodollar loans bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 2.0%; (or the Adjusted LIBO Rate plus 1.75% at any time the Total Debt Ratio is less than or equal to 3.00 to 1). Base Rate Loans bear interest at a rate per annum equal to the Adjusted Base Rate plus 1.00% (or the Adjusted Base Rate plus 0.75% at any time the Total Debt Ratio is less than or equal to 3.00 to 1). The revolving credit facility bears interest at rates based on the Adjusted LIBO Rate (“Eurodollar loans”) or the Adjusted Base Rate (“Base Rate loans”), at Lamar Media’s option. Eurodollar loans bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 2.25% (or the Adjusted LIBO Rate plus 2.00% at any time the Total Debt Ratio is less than or equal to 4.25 to 1; or the Adjusted LIBO Rate plus 1.75% at any time the Total Debt Ratio is less than or equal to 3.00 to 1). Base Rate Loans bear interest at a rate per annum equal to the Adjusted Base Rate plus 1.25% (or the Adjusted Base Rate plus 1.0% at any time the total debt ratio is less than or equal to 4.25 to 1, or the Adjusted Base Rate plus 0.75% at any time the Total Debt Ratio is less than or equal to 3.00 to 1). The guarantees, covenants, events of default and other terms of the senior credit facility apply to the Term A Loans and revolving credit facility.

As of March 31, 2016, there was $255,000 outstanding under the revolving credit facility. Availability under the revolving facility is reduced by the amount of any letters of credit outstanding. Lamar Media had $8,919 in letters of credit outstanding as of March 31, 2016 resulting in $136,081 of availability under its revolving facility. Revolving credit loans may be requested under the revolving credit facility at any time prior to its maturity on February 2, 2019, and bear interest, at Lamar Media’s option, at the Adjusted LIBO Rate or the Adjusted Base Rate plus applicable margins, such margins are set at an initial rate with the possibility of a step down based on Lamar Media’s ratio of debt to trailing four quarters EBITDA, as defined in the senior credit facility.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(In thousands, except share and per share data)

The terms of Lamar Media’s senior credit facility and the indentures relating to Lamar Media’s outstanding notes restrict, among other things, the ability of Lamar Advertising and Lamar Media to:

•	dispose of assets;

•	incur or repay debt;

•	create liens;

•	make investments; and

•	pay dividends.

The senior credit facility contains provisions that allow Lamar Media to conduct its affairs in a manner that allows Lamar Advertising to qualify and remain qualified as a REIT, including by allowing Lamar Media to make distributions to Lamar Advertising required for the Company to qualify and remain qualified for taxation as a REIT, subject to certain restrictions.

Lamar Media’s ability to make distributions to Lamar Advertising is also restricted under the terms of these agreements. Under Lamar Media’s senior credit facility the Company must maintain a specified senior debt ratio at all times and in addition, must satisfy a total debt ratio in order to incur debt, make distributions or make certain investments.

Lamar Advertising and Lamar Media were in compliance with all of the terms of their indentures and the senior credit facility provisions during the periods presented.

10. Fair Value of Financial Instruments

At March 31, 2016 and December 31, 2015, the Company’s financial instruments included cash and cash equivalents, marketable securities, accounts receivable, investments, accounts payable and borrowings. The fair values of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings and current portion of long-term debt approximated carrying values because of the short-term nature of these instruments. Investments are reported at fair values. Fair values for investments held at cost are not readily available, but are estimated to approximate fair value. The estimated fair value of the Company’s long term debt (including current maturities) was $2,554,377 which exceeded the carrying amount of $2,470,676 as of March 31, 2016. The majority of the fair value is determined using observed market prices of publicly traded debt (level 1 in the fair value hierarchy) and the remaining is valued based on quoted prices for similar debt (level 2 in the fair value hierarchy).

11. Information about Geographic Areas

Revenues from external customers attributable to foreign countries totaled $6,868 and $6,442 for the three months ended March 31, 2016 and 2015, respectively. Net carrying value of long lived assets located in foreign countries totaled $5,719 and $5,613 as of March 31, 2016 and December 31, 2015, respectively. All other revenues from external customers and long lived assets relate to domestic operations.

12. New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. Generally Accepted Accounting Principles (“GAAP”) when it becomes effective. In August 2015, the FASB issued ASU No. 2015-14 deferring the effective date from January 1, 2017 to January 1, 2018, while allowing for early adoption as of January 1, 2017. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU No. 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The update is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and disclosing key information about lease arrangements. The amendments in this update are effective beginning January 1, 2019 with retrospective application. The Company is currently evaluating the impact of this update to determine the effect on its consolidated financial statements.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(In thousands, except share and per share data)

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting. The update is designed to simplify accounting for share-based payment transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The update is effective for annual periods beginning January 1, 2017 with early adoption permitted. The Company does not expect the adoption of this update will have a material impact on the consolidated financial statements.

13. Dividends/Distributions

During the three months ended March 31, 2016 and March 31, 2015, the Company declared and paid distributions of its REIT taxable income of an aggregate of $72,734 or $0.75 per share and $65,223 or $0.68 per share, respectively. The amount, timing and frequency of future distributions will be at the sole discretion of the Board of Directors and will be declared based upon various factors, a number of which may be beyond the Company’s control, including the financial condition and operating cash flows, the amount required to maintain REIT status and reduce any income and excise taxes that the Company otherwise would be required to pay, limitations on distributions in our existing and future debt instruments, the Company’s ability to utilize net operating losses (“NOLs”) to offset, in whole or in part, the Company’s distribution requirements, limitations on its ability to fund distributions using cash generated through its taxable REIT subsidiaries (“TRSs”) and other factors that the Board of Directors may deem relevant. During the three months ended March 31, 2016 and March 31, 2015, the Company paid cash dividend distributions to holders of its Series AA Preferred Stock of $91 or $15.95 per share.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,920	$21,827
Receivables, net of allowance for doubtful accounts of $9,542 and $8,984 in 2016 and 2015, respectively	181,080	174,398
Prepaid expenses	71,119	44,437
Deferred income tax assets	1,128	1,352
Other current assets	45,510	39,218

Total current assets	326,757	281,232

Property, plant and equipment	3,225,645	3,139,239
Less accumulated depreciation and amortization	(2,058,597)	(2,044,102)

Net property, plant and equipment	1,167,048	1,095,137

Goodwill	1,695,150	1,536,443
Intangible assets	655,687	402,418
Other assets	33,464	32,110

Total assets	$3,878,106	$3,347,340

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$18,912	$17,452
Current maturities of long-term debt, net of deferred financing costs of $5,293 and $4,823 in 2016 and 2015, respectively	17,856	16,509
Accrued expenses	87,551	110,728
Deferred income	89,979	87,661

Total current liabilities	214,298	232,350
Long-term debt, net of deferred financing costs of $27,233 and $21,257 in 2016 and 2015, respectively	2,420,294	1,876,895
Deferred income tax liabilities	1,466	2,052
Asset retirement obligation	210,260	206,234
Other liabilities	24,500	22,628

Total liabilities	2,870,818	2,340,159

Stockholder’s equity:
Common stock, par value $.01, 3,000 shares authorized, 100 shares issued and outstanding at 2016 and 2015	—	—
Additional paid-in-capital	2,760,649	2,734,479
Accumulated comprehensive income (loss)	290	(1,178)
Accumulated deficit	(1,753,651)	(1,726,120)

Stockholder’s equity	1,007,288	1,007,181

Total liabilities and stockholder’s equity	$3,878,106	$3,347,340

See accompanying note to condensed consolidated financial statements.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Condensed Consolidated Statements of Income and Comprehensive Income

(Unaudited)

(In thousands, except share and per share data)

	Three months ended March 31,
	2016	2015
Statements of Income
Net revenues	$338,533	$302,477

Operating expenses (income)
Direct advertising expenses (exclusive of depreciation and amortization)	128,725	113,232
General and administrative expenses (exclusive of depreciation and amortization)	66,790	59,206
Corporate expenses (exclusive of depreciation and amortization)	15,933	15,303
Depreciation and amortization	51,489	49,230
Gain on disposition of assets	(11,327)	(1,836)

	251,610	235,135

Operating income	86,923	67,342
Other expense (income)
Loss on extinguishment of debt	3,142	—
Interest income	(1)	(2)
Interest expense	30,068	24,532

	33,209	24,530

Income before income tax expense	53,714	42,812
Income tax expense	2,307	2,008

Net income	$51,407	$40,804

Statements of Comprehensive Income
Net income	$51,407	$40,804
Other comprehensive income (loss)
Foreign currency translation adjustments	1,468	(1,610)

Comprehensive income	$52,875	$39,194

See accompanying note to condensed consolidated financial statements.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$51,407	$40,804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,489	49,230
Stock-based compensation	3,199	3,901
Amortization included in interest expense	1,382	1,158
Gain on disposition of assets and investments	(11,327)	(1,836)
Loss on extinguishment of debt	3,142	—
Deferred tax benefit	(182)	(1,187)
Provision for doubtful accounts	1,709	1,672
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(8,410)	(1,438)
Prepaid expenses	(22,936)	(22,926)
Other assets	(3,572)	(8,787)
Increase (decrease) in:
Trade accounts payable	720	1,714
Accrued expenses	(14,211)	(10,099)
Other liabilities	(19,225)	(14,065)

Net cash provided by operating activities	33,185	38,141

Cash flows from investing activities:
Acquisitions	(502,138)	(19,647)
Capital expenditures	(20,619)	(29,041)
Proceeds from disposition of assets and investments	5,196	4,414
Decrease in notes receivable	8	4

Net cash used in investing activities	(517,553)	(44,270)

Cash flows from financing activities:
Principal payments on long-term debt	(3,755)	(3,755)
Payment on revolving credit facility	(125,000)	(35,000)
Proceeds received from revolving credit facility	280,000	92,000
Proceeds received from note offering	400,000	—
Proceeds received from senior credit facility term A-1 loan	300,000	—
Payment on senior credit facility term A-1 loan	(300,000)	—
Debt issuance costs	(9,017)	—
Distributions to non-controlling interest	(105)	(180)
Dividend to parent	(78,938)	(71,322)
Contributions from parent	26,170	32,028

Net cash provided by financing activities	489,355	13,771

Effect of exchange rate changes in cash and cash equivalents	1,106	(1,131)

Net increase in cash and cash equivalents	6,093	6,511
Cash and cash equivalents at beginning of period	21,827	25,535

Cash and cash equivalents at end of period	$27,920	$32,046

Supplemental disclosures of cash flow information:
Cash paid for interest	$31,893	$30,869

Cash paid for foreign, state and federal income taxes	$4,079	$587

See accompanying note to condensed consolidated financial statements.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Note to Condensed Consolidated Financial Statements

(Unaudited)

(In thousands, except share data)

1. Significant Accounting Policies

The information included in the foregoing interim condensed consolidated financial statements is unaudited. In the opinion of management all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Lamar Media’s financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. These interim condensed consolidated financial statements should be read in conjunction with Lamar Media’s consolidated financial statements and the notes thereto included in the 2015 Combined Form 10-K.

Certain notes are not provided for the accompanying condensed consolidated financial statements as the information in notes 1, 2, 3, 4, 5, 6, 7, 9, 10, 11 and 12 to the condensed consolidated financial statements of the Company included elsewhere in this report is substantially equivalent to that required for the condensed consolidated financial statements of Lamar Media Corp. Earnings per share data is not provided for Lamar Media, as it is a wholly owned subsidiary of the Company.

2. Summarized Financial Information of Subsidiaries

In the filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which was originally filed with the SEC on May 5, 2016, we omitted certain required disclosures under SEC Regulation S-X Rule 3-10, Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered. Accordingly, we have revised our financial statement footnotes to correct this immaterial error of omission and include the information presented below. This revision was determined to be immaterial to the financial statements previously presented.

Separate condensed consolidating financial information for Lamar Media, subsidiary guarantors and non-guarantor subsidiaries are presented below. Lamar Media and its subsidiary guarantors have fully and unconditionally guaranteed Lamar Media’s obligations with respect to its publicly issued notes. All guarantees are joint and several. As a result of these guarantee arrangements, we are required to present the following condensed consolidating financial information. The following condensed consolidating financial information should be read in conjunction with the accompanying consolidated financial statements and notes. The condensed consolidating financial information is provided as an alternative to providing separate financial statements for guarantor subsidiaries. Separate financial statements of Lamar Media’s subsidiary guarantors are not included because the guarantees are full and unconditional and the subsidiary guarantors are 100% owned and jointly and severally liable for Lamar Media’s outstanding publicly issued notes. The accounts for all companies reflected herein are presented using the equity method of accounting for investments in subsidiaries.

Condensed Consolidating Balance Sheet as of March 31, 2016 (unaudited, in thousands)
	Lamar Media Corp.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
ASSETS
Total current assets	$11,213	$284,991	$30,553	$—	$326,757
Net property, plant and equipment	—	1,144,605	22,443	—	1,167,048
Intangibles and goodwill, net	—	2,316,372	34,465	—	2,350,837
Other assets	3,481,600	11,776	312	(3,460,224)	33,464

Total assets	$3,492,813	$3,757,744	$87,773	$(3,460,224)	$3,878,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$17,856	$—	$—	$—	$17,856
Other current liabilities	26,061	150,370	20,011	—	196,442

Total current liabilities	43,917	150,370	20,011	—	214,298

Long-term debt	2,420,294	—	—	—	2,420,294
Other noncurrent liabilities	21,314	214,285	56,645	(56,018)	236,226

Total liabilities	2,485,525	364,655	76,656	(56,018)	2,870,818

Stockholders’ equity	1,007,288	3,393,089	11,117	(3,404,206)	1,007,288

Total liabilities and stockholders’ equity	$3,492,813	$3,757,744	$87,773	$(3,460,224)	$3,878,106

Condensed Consolidating Balance Sheet as of December 31, 2015 (in thousands)
	Lamar Media Corp.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
ASSETS
Total current assets	$6,086	$245,685	$29,461	$—	$281,232
Net property, plant and equipment	—	1,072,595	22,542	—	1,095,137
Intangibles and goodwill, net	—	1,904,096	34,765	—	1,938,861
Other assets	2,943,826	11,451	535	(2,923,702)	32,110

Total assets	$2,949,912	$3,233,827	$87,303	$(2,923,702)	$3,347,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$16,509	$—	$—	$—	$16,509
Other current liabilities	29,268	163,955	22,618	—	215,841

Total current liabilities	45,777	163,955	22,618	—	232,350

Long-term debt	1,876,895	—	—	—	1,876,895
Other noncurrent liabilities	20,059	210,233	53,659	(53,037)	230,914

Total liabilities	1,942,731	374,188	76,277	(53,037)	2,340,159

Stockholders’ equity	1,007,181	2,859,639	11,026	(2,870,665)	1,007,181

Total liabilities and stockholders’ equity	$2,949,912	$3,233,827	$87,303	$(2,923,702)	$3,347,340

Condensed Consolidating Statements of Income and Comprehensive Income for the Three Months Ended March 31, 2016

(unaudited, in thousands)

	Lamar Media Corp.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Statement of Income
Net revenues	$—	$327,578	$11,835	$(880)	$338,533
Direct advertising expenses (1)	—	121,889	7,396	(560)	128,725
General and administrative expenses (1)	—	63,999	2,791	—	66,790
Corporate expenses (1)	—	15,648	285	—	15,933
Depreciation and amortization	—	49,689	1,800	—	51,489
Gain on disposition of assets	—	(11,560)	233	—	(11,327)

Operating income (loss)	—	87,913	(670)	(320)	86,923

Equity in (earnings) loss of subsidiaries	(84,610)	—	—	84,610	—
Interest expense (income), net	30,061	(1)	327	(320)	30,067
Other expenses	3,142	—	—	—	3,142

Income before income tax expense	51,407	87,914	(997)	(84,610)	53,714
Income tax expense (2)	—	1,926	381	—	2,307

Net income (loss)	$51,407	$85,988	$(1,378)	$(84,610)	$51,407

Statement of Comprehensive Income
Net income (loss)	$51,407	$85,988	$(1,378)	$(84,610)	$51,407
Total other comprehensive income, net of tax	—	—	1,468	—	1,468

Total comprehensive income (loss)	$51,407	$85,988	$90	$(84,610)	$52,875

(1)	Caption is exclusive of depreciation and amortization.
(2)	The income tax expense reflected in each column does not include any tax effect of the equity in earnings from subsidiaries.

Condensed Consolidating Statements of Income and Comprehensive Income for the Three Months Ended March 31, 2015

(unaudited, in thousands)

	Lamar Media Corp.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Statement of Income
Net revenues	$—	$292,582	$10,541	$(646)	$302,477
Direct advertising expenses (1)	—	107,282	6,343	(393)	113,232
General and administrative expenses (1)	—	57,162	2,044	—	59,206
Corporate expenses (1)	—	15,038	265	—	15,303
Depreciation and amortization	—	47,274	1,956	—	49,230
Gain on disposition of assets	—	(1,836)	—	—	(1,836)

Operating income (loss)	—	67,662	(67)	(253)	67,342

Equity in (earnings) loss of subsidiaries	(65,334)	—	—	65,334	—
Interest expense (income), net	24,530	(2)	255	(253)	24,530

Income before income tax expense	40,804	67,664	(322)	(65,334)	42,812
Income tax expense (benefit) (2)	—	2,019	(11)	—	2,008

Net income (loss)	$40,804	$65,645	$(311)	$(65,334)	$40,804

Statement of Comprehensive Income
Net income (loss)	$40,804	$65,645	$(311)	$(65,334)	$40,804
Total other comprehensive loss, net of tax	—	—	(1,610)	—	(1,610)

Total comprehensive income (loss)	$40,804	$65,645	$(1,921)	$(65,334)	$39,194

(1)	Caption is exclusive of depreciation and amortization.
(2)	The income tax expense (benefit) reflected in each column does not include any tax effect of the equity in earnings from subsidiaries.

Condensed Consolidating Statement of Cash Flows for the Three Months Ended March 31, 2016

(unaudited, in thousands)

	Lamar Media Corp.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$20,748	$69,183	$(2,771)	$(53,975)	$33,185

Cash flows from investing activities:
Acquisitions	—	(502,138)	—	—	(502,138)
Capital expenditures	—	(20,123)	(496)	—	(20,619)
Proceeds from disposition of assets and investments	—	5,196	—	—	5,196
Investment in subsidiaries	(502,138)	—	—	502,138	—
(Increase) decrease in intercompany notes receivable	(2,946)	—	—	2,946	—
Decrease in notes receivable	8	—	—	—	8

Net cash used in investing activities	(505,076)	(517,065)	(496)	505,084	(517,553)

Cash flows from financing activities:
Proceeds received from revolving credit facility	280,000	—	—	—	280,000
Payment on revolving credit facility	(125,000)	—	—	—	(125,000)
Principal payments on long-term debt	(3,755)	—	—	—	(3,755)
Proceeds received from senior credit facility	300,000	—	—	—	300,000
Debt issuance costs	(9,017)	—	—	—	(9,017)
Proceeds received from note offering	400,000	—	—	—	400,000
Payment on senior credit facility	(300,000)	—	—	—	(300,000)
Intercompany loan proceeds	—	—	2,946	(2,946)	—
Distributions to non-controlling interest	—	—	(105)	—	(105)
Dividends to parent	(78,938)	(53,975)	—	53,975	(78,938)
Contributions from (to) parent	26,170	502,138	—	(502,138)	26,170

Net cash provided by financing activities	489,460	448,163	2,841	(451,109)	489,355

Effect of exchange rate changes in cash and cash equivalents	—	—	1,106	—	1,106

Net increase (decrease) in cash and cash equivalents	5,132	281	680	—	6,093
Cash and cash equivalents at beginning of period	4,955	454	16,418	—	21,827

Cash and cash equivalents at end of period	$10,087	$735	$17,098	$—	$27,920

Condensed Consolidating Statement of Cash Flows for the Three Months Ended March 31, 2015 (unaudited, in thousands)
	Lamar Media Corp.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$14,745	$68,783	$(481)	$(44,906)	$38,141

Cash flows from investing activities:
Acquisitions	—	(19,647)	—	—	(19,647)
Capital expenditures	—	(28,066)	(975)	—	(29,041)
Proceeds from disposition of assets and investments	—	4,414	—	—	4,414
Investment in subsidiaries	(19,647)	—	—	19,647	—
(Increase) decrease in intercompany notes receivable	(970)	—	—	970	—
(Increase) decrease in notes receivable	(7)	11	—	—	4

Net cash used in investing activities	(20,624)	(43,288)	(975)	20,617	(44,270)

Cash flows from financing activities:
Proceeds received from revolving credit facility	92,000	—	—	—	92,000
Payment on revolving credit facility	(35,000)	—	—	—	(35,000)
Principal payments on long-term debt	(3,755)	—	—	—	(3,755)
Intercompany loan proceeds	—	—	970	(970)	—
Distributions to non-controlling interest	—	—	(180)	—	(180)
Dividends to parent	(71,322)	(44,906)	—	44,906	(71,322)
Contributions from (to) parent	32,028	19,647	—	(19,647)	32,028

Net cash provided by (used in) financing activities	13,951	(25,259)	790	24,289	13,771

Effect of exchange rate changes in cash and cash equivalents	—	—	(1,131)	—	(1,131)

Net increase (decrease) in cash and cash equivalents	8,072	236	(1,797)	—	6,511
Cash and cash equivalents at beginning of period	10,689	480	14,366	—	25,535

Cash and cash equivalents at end of period	$18,761	$716	$12,569	$—	$32,046